Exhibit 5.1


               OPINION OF TROOP STEUBER PASICH REDDICK & TOBEY


January 18, 2000


Dental/Medical Diagnostic Systems, Inc.
200 North Westlake Boulevard, Suite 202
Westlake Village, CA  91362

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Dental/Medical Diagnostic Systems, Inc., a Delaware corporation (the "Company"), to register under the Securities Act of 1933, as amended (the "Act"), 100,000 shares of Common Stock of the Company which may be registered pursuant to Rule 415 under the Act (the "Shares").

      We are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.


      Respectfully submitted,

            /S/ Troop Steuber Pasich Reddick & Tobey, LLP

      TROOP STEUBER PASICH REDDICK & TOBEY, LLP



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